For Immediate Release

May 16, 2006
Jensen Beach, FL

 REGENCY AFFILIATES, INC. ANNOUNCES JUNE 29, 2006 AS THE DATE OF ITS NEXT ANNUAL
                             MEETING OF STOCKHOLDERS

Regency Affiliates, Inc. ("Regency") (OTCB: RAFIE.OB) announced today the date for its next annual meeting of stockholders is set for 10:00 a.m. on June 29, 2006 in the 11th Floor Conference Center in the offices of Katten Muchin Rosenman, LLP, 575 Madison Avenue, New York, New York. More details regarding the annual meeting will be included in Regency's proxy statement, which is expected to be mailed to stockholders in June.

Contact: Laurence S. Levy - (212) 644-3450; email: lsl@hphllc.com
         Neil N. Hasson - (212) 644-3450; email: nnhasson@msn.com

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that Regency or its management expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not be anticipated. Future events, actual results of performance, financial or otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Regency undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this press release does not constitute an admission by Regency or any other person that the events or circumstances described in such statement are material.